EXHIBIT 10.1

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

AND

STATE OF MICHIGAN

OFFICE OF FINANCIAL AND INSURANCE REGULATION

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In the Matter of	)
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	)	CONSENT ORDER
MACATAWA BANK	)
HOLLAND, MICHIGAN	)	FDIC-09-705b
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)
(MICHIGAN CHARTERED	)
INSURED NONMEMBER BANK))
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          Macatawa Bank, Holland, Michigan ("Bank"), having been advised of its right to a NOTICE OF CHARGES AND OF HEARING detailing the unsafe or unsound banking practices alleged to have been committed by the Bank, and of its right to a hearing on the charges under section 8(b) of the Federal Deposit Insurance Act ("Act"), 12 U.S.C. § 1818(b), and under section 2304 of the Banking Code of 1999, Mich. Comp. Laws §487.12304, regarding hearings before the Office of Financial and Insurance Regulation for the State of Michigan ("OFIR"), and having waived those rights, entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER ("STIPULATION") with representatives of the Federal Deposit Insurance Corporation

("FDIC") and the OFIR February 22, 2010, whereby, solely for the purpose of this proceeding and without admitting or denying the charges of unsafe or unsound banking practices relating to capital, asset quality, management, and earnings, the Bank consented to the issuance of a CONSENT ORDER ("ORDER") by the FDIC and the OFIR. The FDIC and the OFIR considered the matter and determined to accept the STIPULATION.

          Having also determined that the requirements for issuance of an order under 12 U.S.C. §1818(b) and section 2304 of the Banking Code of 1999, Mich. Comp. Laws §487.12304, have been satisfied, the FDIC and the OFIR HEREBY ORDER that the Bank, its institution-affiliated parties, as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), and its successors and assigns, take affirmative action as follows

MANAGEMENT

          1.          (a)          Within sixty (60) days from the effective date of this ORDER, the Bank shall have and retain qualified management. Management shall be provided the necessary written authority to implement the provisions of this ORDER. The qualifications of management shall be assessed on its ability to:
(i)	Comply with the requirements of this ORDER;

(ii)	Operate the Bank in a safe and sound manner;

(iii)	Comply with applicable laws, rules, and regulations; and

(iv)	Restore all aspects of the Bank to a safe and sound condition, including capital adequacy, asset quality, management effectiveness, earnings, liquidity, and sensitivity to interest rate risk.

BOARD PARTICIPATION

          2.          (a)          As of the effective date of this ORDER, the board of directors shall increase its participation in the affairs of the Bank, assuming full responsibility for the approval of sound policies and objectives and for the supervision of all of the Bank's activities, consistent with the role and expertise commonly expected for directors of Banks of comparable size. This participation shall include meetings to be held no less frequently than monthly at which, at a minimum, the following areas shall be reviewed and approved: reports of income and expenses; new, overdue, renewal, insider, charged off, and recovered loans; investment activity; adoption or modification of operating policies; individual committee reports; audit reports; internal control reviews including management responses; and compliance with this ORDER. Board minutes shall document these reviews and approvals, including the names of any dissenting directors.

CAPITAL

          3.          (a)          Within ninety (90) days from the effective date

of this ORDER, the Bank shall have and maintain its level of Tier 1 capital as a percentage of its total assets ("capital ratio") at a minimum of eight percent (8%) and its level of qualifying total capital as a percentage of risk-weighted assets ("total risk based capital ratio") at a minimum of eleven percent (11%). For purposes of this ORDER, Tier 1 capital, qualifying total capital, total assets, and risk-weighted assets shall be calculated in accordance with Part 325 of the FDIC Rules and Regulations ("Part 325"), 12 C.F.R. Part 325.

                    (b)          If, while this ORDER is in effect, the Bank increases capital by the sale of new securities, the board of directors of the Bank shall adopt and implement a plan for the sale of such additional securities, including the voting of any shares owned or proxies held by or controlled by them in favor of said plan. Should the implementation of the plan involve public distribution of Bank securities, including a distribution limited only to the Bank's existing shareholders, the Bank shall prepare detailed offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and the circumstances giving rise to the offering, and other material disclosures necessary to comply with Federal securities laws. Prior to the implementation of the plan and, in any event, not less than 20 days prior to the dissemination of such materials, the materials used in the sale of the securities shall be submitted to the FDIC Registration and Disclosure Section, 550 17th Street, N.W., Washington, D.C. 20429, and to the Commissioner, Office of Financial and Insurance Regulation for the State of Michigan, 611 Ottawa Street, Lansing, Michigan 48933, for their review. Any changes requested to be made in the materials by the FDIC or the OFIR shall be made prior to their dissemination.

                    (c)          In complying with the provisions of this paragraph, the Bank shall provide to any subscriber and/or purchaser of Bank securities written notice of any planned or existing development or other changes which are materially different from the information reflected in any offering materials used in connection with the sale of Bank securities. The written notice required by this paragraph shall be furnished within ten (10) calendar days of the date any material development or change was planned or occurred, whichever is earlier, and shall be furnished to every purchaser and/or subscriber of the Bank's original offering materials.

LOSS CHARGE-OFF

          4.          Within ten (10) days of the effective date of this Order the Bank shall charge off from its books and records all assets or portions of assets classified "Loss" in the FDIC Report of Examination dated August 24, 2009 ("ROE") that have not been previously collected or charged off.

PROHIBITION OF ADDITIONAL LOANS TO CLASSIFIED BORROWERS

          5.          (a)          As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who is already obligated in any manner to the Bank on any extensions of credit (including any portion thereof) that has been charged off the books of the Bank or classified "Loss" in the ROE, so long as such credit remains uncollected.

                    (b)          As of the effective date of this ORDER, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower whose loan or other credit has been classified "Substandard", "Doubtful", or is listed for Special Mention in the ROE, and is uncollected unless the Bank's board of directors has adopted, prior to such extension of credit, a detailed written statement giving the reasons why such extension of credit is in the best interest of the Bank. A copy of the statement shall be signed by each Director, and incorporated in the minutes of the applicable board of directors' meeting. A copy of the statement shall be placed in the appropriate loan file.

REDUCTION OF DELINQUENCIES AND CLASSIFIED ASSETS

          6.          (a)          Within sixty (60) days from the effective date of this ORDER, the Bank shall adopt, implement, and adhere to, a written plan to reduce the Bank's risk position in each asset in excess of $1,000,000 which is more than sixty (60) days delinquent or classified "Substandard" or "Doubtful" in the ROE. The plan shall include, but not be limited to, provisions which:

(i)	Prohibit an extension of credit for the payment of interest, unless the Board provides, in writing, a detailed explanation of why the extension is in the best interest of the Bank;

(ii)	Provide for review of the current financial condition of each delinquent or classified borrower, including a review of borrower cash flow and collateral value;

(iii)	Delineate areas of responsibility for loan officers;

(iv)	Establish dollar levels to which the Bank shall reduce delinquencies and classified assets within 6 and 12 months from the effective date of this ORDER; and

(v)	Provide for the submission of monthly written progress reports to the Bank's board of directors for review and notation in minutes of the meetings of the board of directors.

                    (b)          As used in this paragraph, "reduce" means to: (1)

collect; (2) charge off; (3) sell; or (4) improve the quality of such assets so as to warrant removal of any adverse classification by the FDIC and the OFIR.

                    (c)          A copy of the plan required by this paragraph shall be submitted to the Regional Director of the FDIC's Chicago Regional Office ("Regional Director") and the OFIR.

                    (d)          While this ORDER remains in effect, the plan shall be revised to include assets which become more than sixty (60) days delinquent after the effective date of this ORDER or are adversely classified at any subsequent examinations.

LENDING AND COLLECTION POLICIES

          7.          (a)          Within sixty (60) days from the effective date of this ORDER, the Bank shall revise, adopt, and implement written lending and collection policies to provide effective guidance and control over the Bank's lending function, which policies shall include specific guidelines for placing loans on a non-accrual basis. In addition, the Bank shall obtain adequate and current documentation for all loans in the Bank's loan portfolio.

                    (b)          The revisions to the Bank's loan policy and practices, required by this paragraph, at a minimum, shall incorporate the items discussed in the ROE.

                    (c)          Copies of the policies and revisions thereto required by this paragraph shall be submitted to the Regional

Director and the Chief Deputy Commissioner for OFIR ("Chief Deputy Commissioner").

LOAN REVIEW AND GRADING SYSTEM

          8.          Within sixty (60) days for the date of this ORDER, the Bank shall implement revised comprehensive loan grading and review procedures. The procedures shall require such loan grading and review will be performed by a qualified individual who is not a member of the lending staff. The loan review shall at a minimum:

                    (a) Require periodic confirmation of the accuracy and completeness of the watch list and all risk grades assigned by the Bank's loan officers;

                    (b) Identify loans or relationships that warrant special attention of management;

                    (c) Identify violations of law, rules, or regulations and credit and collateral documentation exceptions and track corrective measures;

                    (d) Identify and review of the banks methodology for calculating the ALLL and its adequacy based upon the assigned factor values and impaired credits as outlined under FAS 5 and 114 guidelines; and

                    (e) Identify loans not in conformance with the Bank's loan policy.

DIVIDEND RESTRICTION

          9.          As of the effective date of this ORDER, the Bank shall not declare or pay any cash dividend without the prior written consent of the Regional Director and the Chief Deputy Commissioner.

ALLOWANCE FOR LOAN AND LEASE LOSSES

          10.          (a)          Upon the effective date of this ORDER, and prior to the submission of all Reports of Condition and Income required by the FDIC, the board of directors of the Bank shall review the adequacy of the Bank's ALLL, provide for an adequate ALLL, and accurately report the same. The minutes of the board meeting at which such review is undertaken shall indicate the findings of the review, the amount of increase in the ALLL recommended, if any, and the basis for determination of the amount of ALLL provided. In making these determinations, the board of directors shall consider the FFIEC Instructions for the Reports of Condition and Income and any analysis of the Bank's ALLL provided by the FDIC or the OFIR.

                    (b)          ALLL entries required by this paragraph shall be made prior to any capital determinations required by this ORDER.

PROFIT PLAN AND BUDGET

          11.          (a)          Within sixty (60) days from the effective date of this ORDER, the Bank shall adopt, implement, and adhere to a written profit plan and a realistic, comprehensive budget for all categories of income and expense for calendar year 2010. The plans required by this paragraph shall contain formal goals and strategies, consistent with sound banking practices, to reduce discretionary expenses and to improve the Bank's overall earnings, and shall contain a description of the operating assumptions that form the basis for major projected income and expense components, and identify the major areas in, and means by which, earnings will be improved.

                    (c)          Within thirty (30) days from the end of each calendar quarter following completion of the profit plans and budgets required by this paragraph, the Bank's board of directors shall evaluate the Bank's actual performance in relation to the plan and budget, record the results of the evaluation, and note any actions taken by the Bank in the minutes of the board of directors' meeting at which such evaluation is undertaken.

                    (d)          A written profit plan and budget shall be prepared for each calendar year for which this ORDER is in effect.

                    (e)          Copies of the plans and budgets required by this paragraph shall be submitted to the Regional Director and the Chief Deputy Commissioner and shall be acceptable to them as determined at subsequent examinations or visitations.

CONCENTRATIONS OF CREDIT

          12.          Within sixty (60) days from the effective date of this ORDER, the Bank shall formulate adopt and implement a written plan to manage each of the concentrations of credit identified on pages of the ROE in a safe and sound manner. At a minimum the plan must provide for written procedures for the ongoing measurement and monitoring of the concentrations of credit, and a limit on concentrations commensurate with the Bank's capital position, safe and sound banking practices, and the overall risk profile of the Bank.

NOTIFICATION TO SHAREHOLDER

          13.          Following the effective date of this ORDER, the Bank shall send to its shareholder a copy of this ORDER: (1) in conjunction with the Bank's next shareholder communication; or (2) in conjunction with its notice or proxy statement preceding the Bank's next shareholder meeting.

COMPLIANCE WITH ORDER

          14.          (a) Within fifteen (15) days from the effective date of this ORDER, the Bank's board of directors shall develop, adopt, and implement a program that will provide for monitoring of the Bank's compliance with this ORDER.

                    (b)          Following the required date of compliance with subparagraph (a) above, the Bank's board of directors shall review the Bank's compliance with this ORDER and record its review in the minutes of each regularly scheduled monthly board of directors' meeting.

PROGRESS REPORTS

          15.          Within thirty (30) days from the end of each calendar quarter following the effective date of this ORDER, the Bank shall furnish to the Regional Director and the Chief Deputy Commissioner written progress reports signed by each member of the Bank's board of directors, detailing the actions taken to secure compliance with the ORDER and the results thereof.

          The effective date of this ORDER shall be the date of issuance by the FDIC and the OFIR.

          The provisions of this ORDER shall be binding upon the Bank, its institution-affiliated parties, and any successors and assigns thereof.

          The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provision has been modified, terminated, suspended, or set aside by the FDIC and the OFIR.

Pursuant to delegated authority.

Dated:

/s/ M. Anthony Lowe	/s/ Stephen R. Hilker
M. Anthony Lowe Regional Director Chicago Regional Office Federal Deposit Insurance Corporation	Stephen R. Hilker Chief Deputy Commissioner Office of Financial and Insurance Regulation State of Michigan